Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-178274), filed on December 2, 2011, of Issuer Direct Corporation and Subsidiaries (the “Company”) of our report dated March 1, 2012, with respect to the consolidated financial statements of the Company included in the Company’s Annual Report on Form 10-K, for the years ended December 31, 2011 and 2010, filed on March 1, 2012.

/s/ Cherry, Bekaert & Holland, L.L.P.

Raleigh, North Carolina
March 1, 2012